ARTICLES OF INCORPORATION
OF
QUEST FOR VALUE GLOBAL EQUITY FUND, INC.

          FIRST: The undersigned, Cathleen L. McGlynn, whose address is c/o Gordon Hurwitz Butowsky Weitzen Shalov & Wein, 101 Park Avenue, New York, N.Y. 10178, being at least eighteen years of age, as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

          SECOND, The name of the corporation (which is hereinafter called the "Corporation") is:

          Quest For Value Global Equity Fund, Inc.

          THIRD: (a) The purpose for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

               (1) To engage generally in the business of investing, reinvesting, owning, holding and trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "1940 Act") or repurchase agreements, to issue redeemable securities, and to engage generally in the business of an open-end investment company of the management type.

               (2) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of capital stock, or any voting trust certificates or depository receipts in respect of the shares of capital stock, scrip, warrants, rights, options, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidence of indebtedness or other rights in our interests issued or created by any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person, public or private, or by the government of the United States of America, or by an foreign government, or by any state, territory, province, municipality or other political subdivision, or by any governmental agency, or by any other entity, and to issue in exchange therefor or in payment thereof its own capital stock, bonds or other obligations or securities, or otherwise pay therefor in money or other property; to possess and exercise as owner thereof all the rights, powers and privileges of ownership including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

               (3) To purchase, redeem or otherwise acquire, and to hold, sell or otherwise dispose of, and to retire and reissue, shares of its own stock of any class or series and any other securities issued by it in any manner now or hereafter authorized or permitted by law.

          To carry out all or any part of the objects and purposes of the Corporation and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries; provided however that the Corporation shall not do business in or with any person or group located in South Africa.

               (b) the foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

          FOURTH: The present address of the principal office of the Corporation in this State is c/o Joseph M. Roulhac, Esq., Smith,
Somerville & Case, 100 Light Street, Baltimore, Maryland 21202.

          FIFTH: The name and address of the resident agent of the Corporation are Joseph M. Roulhac, Esq., Smith, Somerville & Case, 100 Light Street, Baltimore, Maryland 21202. Said resident agent is a resident of Maryland.

          SIXTH: (a) The total number of shares of stock of all classes which the Corporation initially has authority to issue is One Hundred Million (100,000,000) shares of capital stock par value One Cent ($0.01) per share, amounting in the aggregate par value to One Million Dollars ($1,000,000). All of such shares are classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation and provided further that there may be variations so fixed and determined. Among different series and classes as to investment objectives, purchase price, right or redemption, special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series or class, voting powers, and conversion rights.

          (b) The following is a, description of the preferences, and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the outstanding Common Stock of the Corporation (unless provided otherwise by the Board of Directors).

               (1) Assets Belonging to the Common Stock. All consideration received by the Corporation from the issue or sale of the Common Stock, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Common Stock for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General items allocated to the Common Stock as provided in the following sentence, are herein referred to as "assets belonging to" that Common Stock. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

               (2) Liabilities Belonging to the Common Stock. The assets belonging to the Common Stock shall be charged with the liabilities of the Corporation. The liabilities, expenses, costs, charges and reserves allocated and so charged to the Common Stock are herein referred to as "liabilities belonging to" that Common Stock. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

               (3) Income Belonging to the Common Stock. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

               Income belonging to the Common Stock includes all income, earnings and profits derived from assets belonging to that Common Stock less any expenses, costs, charges or reserves belonging to that Common Stock, for the relevant time period, all determined in accordance with generally accepted accounting principles.

               (4) Dividends. Dividends shall be paid at least on an annual basis pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

               All dividends on shares shall be paid only out of the net investment income of the Corporation and capital gains distributions on shares realized by the Corporation shall be declared and paid at least annually. All dividends and distributions on shares shall be distributed pro rata to the holders of Common Stock in proportion to the number of shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

               The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year was dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

               Dividends and distributions may be made in cash, property or additional shares of the Corporation, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time, for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection
(9) below.

               (5) Liquidation. In the event of the liquidation or dissolution of the Corporation, the stockholders shall be entitled to receive when and as declared by the Board of Directors, the excess of the assets belonging to the shares over the liabilities belonging to the shares. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation.

               (6) Voting. On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation. There are no conversion, pre-emptive or other subscription rights.

               (7) Redemption at the Shareholder's Option. Each holder of shares shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares at a redemption price per share equal to the net asset value per share next determined (in accordance with subsection (9)) after the shares are properly tendered for redemption upon proper application made by the registered holder at the office of the Corporation or its agent designated for such purpose. Shares of stock which are the subject of a proper application shall be redeemed by the Corporation for an amount calculated by multiplying the number of such shares by the following percentage of the current net asset value per share of stock of the Corporation next determined after receipt of such application at the office of the Corporation or its designated agent:

               (i) 100% if such shares were acquired from the Corporation upon reinvestment of dividends or distributions; or

               (ii) 100% if such shares were acquired from the Corporation and held for more than six months; or

               (iii) 99% if such shares were acquired from the Corporation and held for less than six months.

               Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the shares being redeemed at the value of such securities or assets used in such determination of net asset value.

               Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares to require the Corporation to redeem shares during any period or at any time when and to the extent permissible under the 1940 Act.

               (8) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at net asset value the shares from a holder if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

               (9) Net Asset Value Per Share. The net asset value per share shall be the quotient obtained by dividing the value of the net asset (being the value of the assets belonging to the shares less the liabilities) by the total number of shares outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

The Board of Directors may determine to maintain the net assets value per share at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to the shares as dividends payable in additional shares at the designated constant dollar amount and for the handling of any losses attributable to the shares. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to the shares or his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in the shares to make the contribution referred to in the preceding sentence in the event of any such loss.

          (10) Equality. All shares represent an equal proportionate interest in the assets belonging to the Common Stock.


          (11) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares unless the Board of Directors shall so require.

          (12) Transfer Restrictions. If, in the opinion of the Board of Directors of the Corporation, concentration of ownership of shares of Common Stock may cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code of 1986, as amended, the Corporation may, at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.

               (c) Subject to the foregoing and to the requirements of the 1940 Act, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of common stock, special stock or other stock, and to subdivide and resubdivide shares of any class or series into one or more subclasses or subseries of such class or series, by determining, fixing, or altering one or more of the following:

                     (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, repurchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

                     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                     (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                     (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                     (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

               (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such litigation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

               (7) Whether or not there shall be any limitations applicable, while shares or such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

               (8) Any other preferences, rights, restrictions, including restrictions on transfer ability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

          (d) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock that the Corporation has authority to issue.

          SEVENTH:   The number of directors of the Corporation shall be
three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:
                          Joseph M. LaMotta
                          Richard M. Reilly
                          Thomas E. Duggan

          EIGHTH: (a). The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

               (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (which shall consist only of cash or securities) as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors.

          (3) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute, regulation or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (4) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

          (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares entitled to vote such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares.

          (6) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions on such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Nothing contained herein shall be construed to authorize the Corporation to indemnify any director or officer of the Corporation or of any subsidiary of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation or to any subsidiary of the Corporation to which he is subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

               (7) To the fullest extent permitted by Maryland statutory and decisional law and the 1940 Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this Article EIGHTH, Section 7 shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

               (8) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

               (b) The renumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

          NINTH:     The duration of the Corporation of the Corporation
shall be perpetual.

          IN WITNESS WHEREOF, I have signed these Articles of
Incorporation, acknowledging the same to be my act, on April 4, 1990.

WITNESS:

/s/ Jonathan Klein                        /s/ Kathleen L. McGlynn
---------------                           ------------------
Jonathan Klein                            Kathleen L. McGlynn,
                                            Incorporator
                                          c/o Gordon Hurwitz Butowsky
                                            Weitzen Shalov & Wein
                                          101 Park Avenue
                                          New York, NY 10178



QUEST FOR VALUE GLOBAL EQUITY FUND, INC.

ARTICLES OF AMENDMENT


          Quest for Value Global Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended as follows:

               (a) Article Sixth, Section (b)(7) of the Charter is amended in its entirety to read as follows:

               (7) Redemption at the Shareholder's Option. Each holder of shares of a particular class of series shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares of that class or series at a redemption price per share equal to the net asset value per share of that class or series next determined (in accordance with subsection (9)) after the shares are properly tendered for redemption, less such redemption charge, if any, as is determined by the Board of Directors. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

               Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of the shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the 1940 Act.

               (b) Article Sixth, Section (b) is amended to add the following:

               (13) Fractional Shares. The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or in the By-Laws, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

               (c) Article Eighth, Section (a)(5) is amended in its entirety to read as follows:

               (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares entitled to vote such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon except as otherwise provided by the Charter.

               SECOND: The amendment does not increase the authorized stock of the Corporation.

               THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

               IN WITNESS WHEREOF, Quest For Value Global Equity Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 11, 1990.

WITNESS:                                  QUEST FOR VALUE GLOBAL
                                          EQUITY FUND, INC.

/s/ Thomas E. Duggan                      /s/ Richard M. Reilly
--------------------                      -----------------------
Thomas E. Duggan                          Richard M. Reilly
Secretary                                 President


               THE UNDERSIGNED, President of Quest For Value Global Equity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          /s/ Richard M. Reilly
                                          -----------------------
                                          Richard M. Reilly
                                          President



ARTICLES OF RESIDENT AGENT

QUEST FOR VALUE GLOBAL EQUITY FUND, INC.


APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF
ASSESSMENTS AND TAXATION OF MARYLAND FEBRUARY 4, 1991 at 8:40 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED

ORGANIZATION AND               RECORDING FEE        SPECIAL FEE
CAPITALIZATION PAID            PAID                 PAID

$                              $10.00               $

                          -----------------
                          D3002508

TO THE CLERK OF THE COURT OF BALTIMORE CITY

     IT IS HEREBY CERTIFIED THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                               Return to:
                               Corporate Service Company
                               Attn: Vera Finch
                               P.O. Box 591
                               Wilmington, DE 19855
CERTIFICATE OF CHANGE OF
RESIDENT AGENT AND ADDRESS
OF
QUEST FOR VALUE GLOBAL EQUITY FUND, INC.


     The Board of Directors of:

          QUEST FOR VALUE GLOBAL EQUITY FUND, INC. a corporation organized in Maryland on April 26, 1990 duly approved a resolution as follows:

          RESOLVED: That the resident agent and address are changed to:

                          CSC-Lawyers Incorporating Service Company
                               c/o James E. Baker, Esq.
                          100 Light Street, Sixth Floor
                          Baltimore, MD 21202

          I, Thomas E. Duggan certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolution is true in all material respects.

                          QUEST FOR VALUE GLOBAL EQUITY FUND, INC.


                          BY:  /s/ Thomas E. Duggan
                               -------------------------
                               Thomas E. Duggan
                               Title: Secretary



ARTICLES OF TRANSFER
BETWEEN
AMA FAMILY OF FUNDS, INC.
(a Maryland Corporation)

and

QUEST FOR VALUE GLOBAL EQUITY FUND, INC.
(a Maryland Corporation)

          AMA FAMILY OF FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Transferor"), and QUEST FOR VALUE GLOBAL EQUITY FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Transferee"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Transferor agrees to sell, lease, exchange or transfer to Transferee all of its assets belonging to the Global Growth Fund Series (the "Series") of capital stock of the Corporation, subject to the liabilities belonging to that Series.

          SECOND: The name of the Transferor is AMA Family of Funds, Inc. The Transferor is a corporation organized under the laws of the State of Maryland. The name of the Transferee is QUEST FOR VALUE GLOBAL EQUITY FUND, INC. The Transferee is a corporation organized under the laws of the State of Maryland.

          THIRD: The address and principal place of business of the Transferee is c/o CSC-Lawyers Incorporating Service, 100 Light Street, Baltimore, Maryland 21202.

          FOURTH: The Transferor has its principal office in this State in Baltimore City, Maryland. The Transferee has its principal office in this State in Baltimore City, Maryland. The Transferor owns no interests in real property in the State of Maryland.

          FIFTH: The nature and amount of the consideration to be paid, transferred or issued by the Transferee for the property and assets of the Transferor is a number of shares of its capital stock having an aggregate net asset value equal to the aggregate net asset value of the outstanding shares of common stock of the Series of the Transferor outstanding at the effective time of the transfer.

          SIXTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by the Board of Directors of the Transferor and approved by the stockholders of the Transferor in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

               (a) The Board of Directors of the Transferor at a meeting held on June 20, 1991 adopted a resolution which declared that the proposed sale, lease, exchange or transfer was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed sale, lease, exchange or transfer be submitted for consideration at a special meeting of the stockholders of the Series. No other stockholders of the Transferor are entitled to notice of or to vote upon the proposed transfer.

               (b) Notice which stated that a purpose of the meeting was to act on the proposed sale, lease, exchange or transfer was given by the Transferor as required by law.

               (c) The proposed sale, lease, exchange or transfer was approved by the stockholders of the Transferor at a special meeting of stockholders held November 21, 1991 by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

               (d) The terms and conditions of the transaction set forth in these Articles were also advised, authorized, and approved by the Board of Directors of the Transferee, and no other action is required by its charter or the laws of the State of Maryland. The manner of approval was as follows:

               The Board of Directors of the Transferee at a meeting held on June 19, 1991 adopted a resolution which declared that the proposed sale, lease, exchange or transfer was advisable on substantially the terms and conditions set forth or referred to in the resolution.

          SEVENTH:   These Articles shall become effective on December
2, 1991.

          IN WITNESS WHEREOF, AMA FAMILY OF FUNDS, INC. and QUEST FOR VALUE GLOBAL EQUITY FUND, INC. have caused these Articles to be signed in their name and on their behalf by their respective Presidents and witnessed by their respective Secretaries on December 2, 1991.

WITNESS:                            AMA FAMILY OF FUNDS, INC.


---------------------               ------------------
Secretary                           President

WITNESS                             QUEST FOR VALUE GLOBAL EQUITY FUND,
INC.


______________________              ____________________
Secretary                           President

     THE UNDERSIGNED, President of AMA FAMILY OF FUNDS, INC. who executed on behalf of the Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Transfer to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                    -----------------------
                                    President

          THE UNDERSIGNED, President of QUEST FOR VALUE GLOBAL EQUITY FUND, INC. who executed on behalf of the Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Transfer to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                    ----------------------------
                                    President



QUEST FOR VALUE GLOBAL EQUITY FUND, INC.

ARTICLES OF AMENDMENT
CHANGING NAMES OF SERIES
PURSUANT TO MGCL SECTION 2-605(B))

     Quest for Value Global Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended to
provide that the name of the Corporation is changed to "Oppenheimer Quest Global Value Fund, Inc."

     SECOND:   The amendment does not change the outstanding capital
stock of the corporation or the aggregate par value thereof.

     THIRD:    The foregoing amendment to the Charter of the
Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland
General Corporation Law.

     FOURTH:   The Corporation is registered as an open-end company
under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this _____ day of November, 1995.


                                    QUEST FOR VALUE GLOBAL
                                    EQUITY FUND, INC.

                                    /s/ Bernard H. Garil
                                    ------------------------
                                    Name: Bernard H. Garil
                                    Title: Vice President

ATTEST:

/s/ Deborah Kaback
--------------------------
Name: Deborah Kaback
Title: Secretary

     THE UNDERSIGNED, the Vice President of Quest for Value Global Equity Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               /s/ Bernard H. Garil
                                               ---------------------
                                               Name: Bernard H. Garil
                                               Title: Vice President